UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 19, 2019

Date of Report (Date of earliest event reported)

PROCESSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-184948	45-1539785
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7380 Coca Cola Drive, Suite 106
Hanover, Maryland	21076
(Address of principal executive offices)	(Zip Code)

(443) 776-3133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2019, at the Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of Processa Pharmaceuticals, Inc. (“Processa”) approved the Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan (the “Plan”), which provides for a variety of awards, including stock options, stock appreciation rights, performance units, shares of Processa’s common stock, par value $0.0001 per share (“Common Stock”), restricted stock, restricted stock units, cash incentive awards, dividend equivalent units and other stock-based awards. Awards under the Plan may be granted to Processa’s eligible employees, directors, or consultants, as determined by the administrator of the Plan. The Plan provides that an aggregate maximum of 3,500,000 shares of Common Stock are reserved for issuance under the Plan, subject to adjustment for certain corporate events.

Simultaneously with the approval of the Plan, Processa’s prior equity incentive compensation plan, the Heatwurx, Inc. 2011 Amended and Restated Equity Plan (the “Prior Plan”) was terminated. No new awards will be granted under the Prior Plan, although awards previously granted under the Prior Plan and still outstanding will continue to be subject to all terms and conditions of the Prior Plan.

The foregoing description of the Plan is qualified by reference to the Plan, which was filed as Annex A to Processa’s definitive proxy statement filed April 26, 2019 (the “Proxy Statement”), and the terms thereof are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A total of 38,674,265 shares of Common Stock were entitled to vote as of April 1, 2019, the record date for the Annual Meeting. There were 36,640,539 shares of Common Stock present in person or represented by proxy at the Annual Meeting, at which the stockholders were asked to vote on three proposals, each of which is described in more detail in the Proxy Statement. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal No. 1: Election of Directors

Directors Elected	Vote For	Vote Witheld/Against	Abstain	Broker Non-Votes
David Young, Pharm.D., Ph.D	36,219,738	58,041	0	362,760
Patrick Lin	36,219,738	58,041	0	362,760
Justin Yorke	36,219,738	58,041	0	362,760
Virgil Thompson	36,219,738	58,041	0	362,760

Based on the votes set forth above, Processa’s stockholders elected each of the four nominees set forth above to serve as a director of Processa until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Proposal No. 2: Approval of the Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan

The board of directors of Processa approved the Plan and directed that the Plan be submitted for approval by the stockholders at the Annual Meeting. The stockholders approved the Plan in accordance with the voting results listed below:

For	Against	Abstain	Broker Non-Votes
36,218,717	47,027	12,035	362,760

Proposal No. 3: Ratification of the Selection of Independent Registered Public Accounting Firm

The ratification of the selection of BD & Company Inc. as Processa’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain
36,628,525	1,000	11,014

Based on the votes set forth above, Processa’s stockholders ratified the selection of BD & Company Inc. as Processa’s independent registered public accounting firm to serve for the year ending December 31, 2019.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
10.1	Processa Pharmaceuticals, Inc. 2019 Omnibus Incentive Plan (incorporated by reference to Annex A to Processa’s definitive proxy statement filed April 26, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Processa Pharmaceuticals Inc., a Delaware corporation

Date: June 20, 2019	By:	/s/ David Young
David Young Chief Executive Officer